As filed with the Securities and Exchange Commission on June 1, 2000
                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                      ----------------------------------

                                      FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                      ----------------------------------

                       CIRCLE INTERNATIONAL GROUP, INC.
             (Exact name of issuer as specified in its charter)

          Delaware                                            94-1740320
(State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                        identification number)

260 Townsend Street, San Francisco, California                94107-0933
(Address of principal executive offices)                      (Zip Code)


                   CIRCLE INTERNATIONAL GROUP SAVINGS PLAN
                           (Full title of the plan)


                                Peter Gibert
                       Interim Chief Executive Officer
                       Circle International Group, Inc.
                       260 Townsend Street, San Francisco,
                            California 94107-0933
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (415) 978-0600

                                  Copy to:
                             Robert Kennis, Esq.
                         General Counsel & Secretary
                       Circle International Group, Inc.
                             260 Townsend Street
                     San Francisco, California 94107-0933
                                (415) 978-0600

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                    Proposed       Proposed
 Title of                            Maximum        Maximum
Securities         Amount           Offering       Aggregate
  to be             to be             Price         Offering       Amount of
Registered       Registered         Per Share*       Price*       Registration
-------------------------------------------------------------------------------
Common Stock     350,000 shares      $18.75        $6,562,500       $1,732.50

===============================================================================
*   Estimated solely for the purpose of calculating the registration fee on the basis of $18.75, the average of the high and low prices for the Common Stock on June 1, 2000 as reported by NASDAQ.
**   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
===============================================================================

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the Annual Report on Form 10-K for The Circle International Group, Inc. (the "Company") for the fiscal year ended December 31, 1999 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Form 10-K; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Registrant's Certificate of Incorporation, as amended, provides that the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware Law. The Registrant's By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. The Registrant maintains insurance policies that insure its officers and directors against certain liabilities. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Certificate of Incorporation, as amended, and By-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.  EXHIBITS

5.1      Undertaking re Status of Favorable Determination Letter Covering the
         Plan.

         Circle International Group, Inc. (the "Company") will submit the Circle International Group Savings Plan (the "Plan") to the
         Internal Revenue Service (the "IRS") with a request for a favorable determination that the Plan qualifies under section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended, and to make such changes to the Plan required by the IRS in order to receive such favorable determination.

5.2      Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1     Consent of Independent Auditors.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in
         Exhibit 5.2.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    Signatures


THE REGISTRANT


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 16th day of May, 2000.

                                              Circle International Group, Inc.
                                              (Registrant)

                                              By:/S/ Peter Gibert
                                                 -----------------------------
                                                 Peter Gibert
                                                 Interim Chairman of the Board
                                                 of Directors, President and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                               Date
---------                         -----                               ----
Principal Executive Officer:

/S/ Peter Gibert              Chairman of the Board of            May 16, 2000
-----------------             Directors, President, and Chief
Peter Gibert                  Executive Officer


Principal Financial Officer and Accounting Officer:

/S/ Janice Kerti              Chief Financial Officer and         May 16, 2000
-----------------             Senior Vice President
Janice Kerti

Directors:



/S/  Peter Gibert                               Director         May 16, 2000
---------------------------
Peter Gibert

/S/  Wesley J. Fastiff                          Director         May 16, 2000
---------------------------
Wesley J. Fastiff

/S/  Edwin J. Holman                            Director         May 16, 2000
---------------------------
Edwin J. Holman

/S/  John M. Kaiser                             Director         May 16, 2000
---------------------------
John M. Kaiser

/S/  Ray C. Robinson, Jr.                       Director         May 16, 2000
---------------------------
Ray C. Robinson, Jr.


---------------------------                     Director         May 16, 2000
David I. Beatson


A majority of the members of the Board of Directors.

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 23rd day of May, 2000.

CIRCLE INTERNATIONAL GROUP SAVINGS PLAN

Signature                         Title                               Date


                                  Member of the                   May 23, 2000
/S/  Robert H. Kennis             Savings Plan Committee
---------------------------
Robert H. Kennis

                                  Member of the                   May 23, 2000
/S/  Rae Fawcett                  Savings Plan Committee
---------------------------
Rae Fawcett

                                  Member of the                   May 23, 2000
/S/  Janice Kerti                 Savings Plan Committee
---------------------------
Janice Kerti
                                  Member of the                   May 23, 2000
/S/  Gary VanNostern              Savings Plan Committee
---------------------------
Gary VanNostern

                                  Member of the                   May 23, 2000
/S/  Randy T. Clark               Savings Plan Committee
---------------------------
Randy T. Clark

A majority of the members of the Savings Plan Committee for the Circle International Group Savings Plan.

                                   EXHIBIT INDEX

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration Statement).

5.2      Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1     Consent of Independent Auditors.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in
         Exhibit 5.1.

                                                                   Exhibit 5.2


                                  June 1, 2000



Circle International Group, Inc.
260 Townsend Street
San Francisco, CA  94107-0933

      Re:  Circle International Group, Inc./
           Registration Statement on Form S-8

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Circle International Group Savings Plan (the "Plan"), of up to 350,000 additional shares of common stock ("Common Stock"), of the Circle International Group, Inc., a Delaware corporation (the "Company").

      We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

      Based on such examination, we are of the opinion that the 350,000 additional shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement on Form S-8 are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan after the filing of this Registration Statement, will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                   Very truly yours,

                                   /s/ Orrick, Herrington & Sutcliffe LLP

                                   ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                  Exhibit 23.1

INDEPENTEND AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cirle International Group, Inc. on Form S-8 of our report dated March 29, 2000, appearing in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1999.

/S/ Deloitte and Touche LLP

San Francisco, California
May 19, 2000